UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12


                             NASHUA CORPORATION
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              (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                  computed pursuant to Exchange Act Rule 0-11 (Set forth the
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[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange
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                      [Letterhead of Nashua Corporation]


FOR IMMEDIATE RELEASE

                                      Contact:   Paul Verbinnen/Judy Brennan
                                                 Sard Verbinnen & Co.
                                                 212-687-8080


                  NASHUA RECEIVES EARLY TERMINATION NOTICE
            UNDER HART-SCOTT-RODINO FOR RITTENHOUSE ACQUISITION

                           ---------------------

      NASHUA, N.H., APRIL 8, 2000 -- Nashua Corporation (NYSE: NSH), a leading manufacturer of specialty coated products, labels, toners and developers, announced today that it has received early termination of the Hart-Scott-Rodino waiting period with respect to its planned acquisition of Rittenhouse Paper Company.

      Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. The Company's products include thermal coated papers, pressure-sensitive labels and other specialty papers, as well as Ricoh-compatible and Xerox-compatible toners and developers. Additional information about Nashua Corporation can be found at www.nashua.com.

AVAILABILITY OF PROXY MATERIALS INCLUDING PARTICIPANT INFORMATION

      On March 20, 2000, Nashua filed with the SEC definitive proxy materials to be used to solicit votes for the re-election of its Board at its annual meeting of shareholders, which will be held on April 25, 2000. Nashua strongly advises all its shareholders to read these materials when they receive them because they contain important information.

      The proxy statement included in Nashua's definitive proxy materials as supplemented contains a list of the participants in any solicitation on behalf of the Board of Directors of Nashua. Copies of these proxy materials are available for no charge from Nashua's proxy solicitor, Corporate Investor Communications, Inc. at the toll-free number 1-888-238-1257, and from the SEC's web site at www.sec.gov.

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